21 EQUITY PARTNERS, LLC JOINS INTERNET MULTIMEDIA CORPORATION


TORONTO, July 10 /PRNewswire/ -- Internet Multimedia Corporation (OTC Bulletin
Board: IIMC - news) announced today the company has engaged the services of 21st Equity Partners, LLC a Charlotte, NC-based financial, marketing and development firm. 21EP specializes in corporate communications, mergers and acquisitions, and investors relations. Coverage for IIMC will be coming soon at http://www.internetnewsmedia.com.

"We have already started the process of working with IIMC directors in developing a strong infrastructure based on their Internet related business model," said Clint Walker, Vice President Research and Marketing of 21st Equity Partners, LLC. "Our scope of services will include corporate website development, brand awareness, and implementation of an aggressive merger and acquisition program," says Walker.

Reno J. Calabrigo, President and CEO of IIMC said, "We are very pleased to have 21st Equity Partners join IIMC. 21EP provides consulting services which expands from Internet brand awareness to a history of successful merger and acquisition transactions."

Note: Safe Harbor Statement

Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competition, new and untested products, uncertainty of revenues and earnings, fluctuations in stock price and liquidity, fluctuating operating results, and other risks detailed from time to time in the company filings with the Securities and Exchange Commission.

   - 21st Equity Partners
   - Clint Walker
   - Vice President Marketing and Research
   - 704-540-8138
   - ir@21ep.com
   - Reno J. Calabrigo, MBA
   - StarQuest Capital Corporation
   - 170 The DonWay West, Suite 305
   - Toronto, Ontario M3C 2G3
   - Tel: 416-441-3083
   - Fax: 416-441-2995
   - Email: starquest@on.aibn.com

SOURCE: Internet Multimedia Corporation